Exhibit 99.1

Samos Energy Acquisition Corporation Announces the Separate Trading of its Class A Ordinary Shares and Warrants, Commencing August 31, 2026

NEW YORK—August 31, 2026—Samos Energy Acquisition Corporation (NYSE: SAMO.U) (the “Company”) announced that, commencing August 31, 2026, holders of the units sold in the Company’s initial public offering may elect to separately trade the Class A ordinary shares and warrants included in the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange (the “NYSE”) under the symbols “SAMO” and “SAMO.WS,” respectively. Those units not separated will continue to trade on the NYSE under the symbol “SAMO.U.”

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 9, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Samos Energy Acquisition Corporation

Samos Energy Acquisition Corporation was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination. The Company is focused on its search for a target business with significant international energy assets that are operational and cash generative. The Company is sponsored by Samos Energy Acquisition Sponsor, LP, which is affiliated with Samos Investments LLC (“Samos Energy”), a special situations investor in traditional energy assets pursuing asset acquisitions and financings across the energy system.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investors:

Jacques Tohme, Chief Executive Officer

Email: spac@samosenergy.com

Phone: 212-329-9903